UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report: May 3, 2013
Date of earliest event reported: May 1, 2013

EURAMAX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification Number)
303 Research Drive, Suite 400 Norcross, GA 30092 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (770) 449-7066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In lieu of an annual meeting, Euramax Holdings, Inc. (the “Company”) solicited written consents from stockholders of the Company for purposes of re-electing the Company's directors. As of the record date, March 22, 2013, there were 189,138 shares of Common Stock entitled to vote.

The purpose of the meeting was to re-elect James G. Bradley, Jeffrey A. Brodsky, Mitchell B. Lewis, Michael D. Lundin, Alvo M. Oddis, Trey B. Parker, III and Brian T. Stewart for election to a term of one year expiring at the 2014 annual meeting of stockholders. In accordance with Delaware law and that certain Stockholders Agreement dated as of June 29, 2009 among Euramax Holdings, Inc. and the holders of the Common Stock of the Company, the stockholders holding a majority of shares of the Company's Common Stock re-elected all seven directors, effective as of May 1, 2013. The following table sets forth the results of the vote:

	Number of Votes
	For	Withheld	Non-Vote
James G. Bradley	109,018.3	80,119.7	—
Jeffrey A. Brodsky	109,018.3	80,119.7	—
Mitchell B. Lewis	109,018.3	80,119.7	—
Michael D. Lundin	109,018.3	80,119.7	—
Alvo M. Oddis	109,018.3	80,119.7	—
Trey B. Parker	109,018.3	80,119.7	—
Brian T. Stewart	109,018.3	80,119.7	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 3, 2012

EURAMAX HOLDINGS, INC.

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Senior Vice President and Chief Financial Officer